SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the

                         Securities Exchange Act of 1934



Date of Report (date of earliest event reported)                    July 2, 2002

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                             AMERICAN SKIING COMPANY
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               (Exact name of registrant specified in its charter)


         Delaware                      1-13507                04-3373730
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(State or other jurisdiction of      (Commission    (IRS employer identification
incorporation or organization)       File Number)   no.)


                  136 Heber Avenue,  #303
                      Park City, Utah                     84060
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         (Address of principal executive offices)       (Zip code)



                                 (435) 615-0340
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              (Registrant's telephone number, including area code)

ITEM 4.  CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

On July 2, 2002, American Skiing Company (the "Registrant") dismissed its independent auditor, Arthur Andersen LLP ("Arthur Andersen"), and appointed KPMG LLP as its new independent auditor, effective immediately. These actions were approved by the Registrant's Board of Directors upon the recommendation of its Audit Committee.

During the two most recent fiscal years ended July 30, 2000 and July 29, 2001, and the subsequent interim period through the date of this report, there was no disagreement between the Registrant and Arthur Andersen on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement, if not resolved to Arthur Andersen's satisfaction, would have caused Arthur Andersen to make reference to the subject matter of such disagreement in its reports, and there occurred no reportable event as defined in Item 304(a)(1)(v) of Regulation S-K.

The audit reports of Arthur Andersen on the consolidated financial statements of the Registrant for the fiscal years ended July 30, 2000 and July 29, 2001 did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.

The Registrant has provided Arthur Andersen with a copy of the foregoing statements. Attached as Exhibit 16.1 is a copy of Arthur Andersen's letter, indicating its concurrence with the disclosures in this, the first, the second and the third paragraphs of this report.

During the two most recent fiscal years ended July 30, 2000 and July 29, 2001, and the subsequent interim period through the date of this report, the Registrant did not consult with KPMG LLP regarding any of the matters or events set forth in Item 304(a)(2)(i) and (ii) of Regulation S-K.


ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

(a)      Financial Statements of Businesses Acquired.  None

(b)      Pro Forma Financial Information.  None

(c)      Exhibits

        EXHIBIT NO         DESCRIPTION
        16.1               Letter from Arthur Andersen LLP, dated July 2, 2002.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.


                                       AMERICAN SKIING COMPANY




                                      /s/Mark J. Miller
                                      ----------------------------------
                                      Chief Financial Officer



Dated: July 2, 2002